UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 1.01.

Entry into a Material Definitive Agreement.

On June 4, 2012, Eaton Vance Corp. (the "Company") executed a credit agreement (the “Agreement”) for a revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan Chase”), J.P. Morgan Securities LLC (“J.P. Morgan Securities”), as sole lead arranger and sole bookmaker, the Company's wholly owned subsidiary, Eaton Vance Management (“EVM”), as guarantor, and Additional Borrowers and Lenders from time to time as defined in the Agreement. The Agreement, which expires on June 4, 2015 unless extended pursuant to the terms of the Agreement, provides for a three-year $300 million unsecured revolving credit facility with a $35 million sublimit for swingline loans. Subject to the terms of the Agreement, the Facility may be increased up to $400 million based on commitments from new Lenders or increases in commitments by existing Lenders subject to the consent of the Company and JPMorgan Chase. Proceeds from the Facility may be used for, but not limited to, working capital and other general corporate purposes of the Company and its subsidiaries. The Agreement contains financial covenants with respect to leverage and interest coverage and requires the Company to pay an annual commitment fee on any unused portion of the Facility.

As of June 4, 2012, the Facility replaced a revolving credit facility entered into between the Company, JPMorgan Chase, J.P. Morgan Securities, EVM, and several lending banks pursuant to an agreement dated December 21, 2004, amended on August 13, 2007 (the “2004 Facility”), as previously disclosed on Form 8-K, that allowed the Company to borrow up to $200 million under similar terms and conditions.

The foregoing descriptions of the Agreement do not purport to be complete statements of the parties’ rights under the Agreement and are qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto.

Item 1.02.

Termination of a Material Definitive Agreement.

As described above, this Facility replaced the 2004 Facility. There were no outstanding borrowings under the 2004 Facility upon termination. See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 2.03.

Creation of a Direct Financial Obligation or Obligation Under an Off-Balance

Sheet Arrangement of a Registrant.

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 3.03.

Material Modification to Rights of Security Holders.

Pursuant to the terms of the Agreement referenced in Item 1.01 above, if any Default or Event of Default (as defined in the Agreement) has occurred or is continuing or would result from Restricted Payments (which is defined in the Agreement and includes any dividend or other distribution), then the Company is not permitted and may not permit its subsidiaries to declare or make any such Restricted Payments.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Document

10.1

Credit Agreement among the Company, JPMorgan Chase, J.P. Morgan Securities, EVM, and the lenders thereto dated June 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

June 8, 2012

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer & Chief Accounting Officer